Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report for Magal Security Systems Ltd. (“Magal”, “the Company”, “we”, “us” or “our”), filed with the SEC pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2020 to December 31, 2020. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on Securities and Exchange Commission (the “SEC”) registrants whose manufactured or contracted to manufacture products contain, or likely contain, Conflict Minerals that are necessary for the functionality or production of those products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this assessment.

If a registrant cannot establish with complete certainty that the Conflict Minerals that are necessary for the manufacture or functionality of its products originated or likely originated from sources other than the Democratic Republic of the Congo or the adjoining countries (together referred to as “Covered Countries”), or that they originate from entirely recycled or scrap sources, the registrant must submit a specialized disclosure report under the Form SD that describes the steps that the registrant took to determine the origin or likely country of origin of the Conflict Minerals in its products.

If a registrant has reason to believe that the Conflict Minerals in its supply chain may have originated in Covered Countries, or if the registrant is unable to determine the likely country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report (a “CMR”) as an exhibit to its Form SD to the SEC that includes a description of those due diligence measures.

Our goal in designing and implementing our Conflict Minerals risk management strategy is not to eliminate sourcing from Covered Countries, but to encourage participation with the Responsible Minerals Initiative ("RMI") and other relevant independent third-party auditing bodies, where possible.

As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Company Overview

Magal is a leading international provider of turn-key projects, solutions and products for physical security, as well as site management. Since 1969, we have delivered our products as well as tailor-made security solutions and turnkey projects to customers in over 100 countries under some of the most challenging conditions. We offer comprehensive integrated solutions for critical sites, which leverage our broad portfolio of homegrown PIDS (Perimeter Intrusion Detection Systems), advanced VMS (Video Management Software) with native IVA (Intelligent Video Analytics) security solutions, as well as a proprietary command and control platform.

2.	Supply Chain and Product Overview

Based on our multi-decade industry experience and interaction with customers, we have developed a comprehensive set of solutions and products, optimized for perimeter, outdoor and general security applications. Our broad portfolio of critical infrastructure protection and site protection technologies includes a variety of smart barriers and fences, fence mounted sensors, virtual gates, buried and concealed detection systems and sophisticated sensors for sub-surface intrusion such as to secure pipelines, as well as advanced video analytics software and video management systems. Our turnkey solutions are typically integrated and managed by sophisticated modular command and control software, supported by expert systems for real-time decision support.

Our products often require the use of tin, tantalum and gold, or 3TG, as defined, which fall under the definition of Conflict Minerals, per the Rule.

Our supply chain is global and complex, and there are multiple tiers between our Company and the sources or mines of the Conflict Minerals that are necessary to the functionality or production of our products. Therefore, the Company or its suppliers purchase 3TG-related materials after processing by Smelters or Refiners (“SoRs”).   Accordingly, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in our products.

3.	Reasonable Country of Origin Inquiry

In order to conduct a Reasonable Country of Origin Inquiry (“RCOI”) on the source or origin, or the likely country of origin, of Conflict Minerals that are necessary to the functionality or production of our products, we developed a risk-based approach that focuses on suppliers involved in manufacturing the relevant abovementioned products that contain or use the necessary Conflict Minerals. We identified 37 relevant suppliers that we concluded provide us with products and components that contain or may contain 3TG necessary to functionality or production of our products, and which accounted for 90% of all applicable materials purchased by Magal in 2020.

Utilizing the Responsible Minerals Initiative's (“RMI”), formerly the Conflict Free Sourcing Initiative’s, standard Conflict Minerals Reporting Template (“CMRT”) of, at a minimum version 6.01, and the services of a third-party data management provider, we surveyed the relevant suppliers that supply us, or likely supply us, with products or product components that contain, or likely contain the necessary Conflict Minerals. As noted, we do not purchase the necessary Conflict Minerals directly from the facilities that process the 3TG, given our constitution as a downstream company, and therefore we purchase the 3TG from our direct suppliers, who also purchase these minerals from their own upstream suppliers, or the SoRs themselves. Additionally, we sent letters to our relevant suppliers, informing them of the Rule and the Company's Conflict Minerals Policy. We reviewed the responses and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information or did not provide adequate responses per information compared against Third Party Audit bodies’, such as the RMI’s, lists of conformant and active SoRs. We received responses from 86% of the suppliers we approached.

The majority of suppliers from which we requested information indicated in their response that the information provided was at a company level (69%). Based on those responses, the majority of suppliers and manufacturers were unable to accurately report the SoRs that were part of their supply chain and that were applicable to the components or products that were sold to us in 2020.

Based on information obtained in the RCOI, and considering the complexities of our supply chain, we do not have sufficient information from our suppliers to determine the country of origin, or likely country of origin, of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in Covered Countries and are not from recycled or scrap sources.

In accordance with the Rule, Magal undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its products during 2020. There is significant overlap between the RCOI efforts and the due diligence measures employed.

4.	Design of Our Due Diligence

Based on the findings of our RCOI, we designed our mineral supply chain due-diligence process in reference to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance (2016) for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and its related Supplements for 3TG.

Magal has processes in place for the purpose of exercising due diligence on its supply chain. The design of the due diligences processes conforms with the OECD Guidance as it relates to downstream purchasers of products and components. The due diligence processes are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

5.	Due Diligence Performance

Step 1 - Establish strong company management systems:

-	Our Conflict Minerals Policy is publicly available on our website at the following link: https://magalsecurity.com/about-magal/corporate-governance.
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We established a team of individuals from various functions (Operations, Legal and Finance) within the organization to support the process of supply chain due diligence. The team meets periodically to assess identified risks and determine follow up actions.

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Magal maintains a system of controls and transparency over the mineral supply chain through use of the RMI's CMRT reporting template of, at a minimum, version 6.01 Due to the large size and global spread of our supply chain, we have also contracted a service provider to enhance the supplier data collection process and to help minimize sourcing risks.

-	We maintain records relating to our Conflict Minerals program for a period of at least 5 years.
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We enable employees, suppliers and other stakeholders to report any concerns relating to our Conflict Minerals program through our grievance mechanism. Contact details for concerns or questions are provided in our Conflict Mineral Policy that is publicly available at our website under the heading “Corporate Governance” and at the following link: https://magalsecurity.com/about-magal/corporate-governance.

Step 2 - Identify and assess risk in the supply chain:

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We mapped and evaluated our family of products. Magal mapped the relevant agents and suppliers, as well as the manufacturers that sell to these agents and suppliers in order to identify relevant suppliers for the supply chain inquiry.

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We surveyed our suppliers using, at a minimum, version 6.01 of the CMRT (as detailed above in "Reasonable Country of Origin" section). We compared the SoRs identified by our suppliers against the lists of facilities that have received a conformant or active designation by the RMI's Responsible Minerals Assurance Process (“RMAP”) smelter or refiner validation program or other independent third-party audit programs. We contacted suppliers that did not respond or provided inadequate responses.

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Due to our size, the breadth and complexity of our products and the constant evolution of our supply chain, it is difficult to identify the relevant SoRs in our supply chain. We do not purchase Conflict Minerals directly from mines or the SoRs, and there are many tiers in the supply chain between us and the original source of the Conflict Minerals.  As a result, we rely on our direct suppliers and manufacturers to provide information regarding the origin of any Conflict Minerals. This challenge brings us to engage a service provider to assist in certain aspects of the process.

Step 3 - Design and implementation of a strategy to respond to identified risks:

-	We reviewed the survey responses, assessed the risks identified and implemented a strategy to respond to those risks.
o	We followed up on inconsistent, incomplete, or inaccurate responses, as well as sent reminders to certain suppliers who did not respond to our requests for information.
o	Relevant senior management was briefed about our due diligence efforts, risk analysis results and mitigation efforts.
o	Our team, led by our CFO, assessed identified risks and determined follow up actions.
o
Some suppliers that source uncertified SoRs or uncertified SoRs from Covered Countries, according to Third Party Audit bodies, such as the RMAP, were contacted and were asked to submit more information about their sourcing practices, including a corrective action plan.

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Supply chain due diligence is a dynamic process and requires on-going risk monitoring. To ensure the effectiveness of risk management, after implementation of our strategy, we review and address the identified risks.

Step 4 - Carry Out Independent Third-Party Audit of SoRs’ Due Diligence Practices:

Magal, As a downstream company does not have a direct relationship with 3TG SoRs and is significantly removed from the SoRs that process the Conflict Minerals. As such, we do not perform direct audits of SoRs in our supply chain, but rather rely on due diligence performed by organizations such as the RMI and compare SoR data received with the RMI's Standard Smelter List of SoRs conformant and active in the RMAP program.

Step 5 - Report Annually on Supply Chain Due Diligence:

We currently, subject to SEC guidelines, report annually on our supply chain due diligence through Form SD. Our reports on Form SD are publicly available at https://magalsecurity.com/about-magal/corporate-governance.

6.	Results for the 2020 Calendar Year

Based on the results of our due diligence thus far, we believe it is likely that years of engagement and communication of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as ours, may be considered accurate and complete.

In addition, the following factors materially affect the results of our assessment:

•	We are dependent on information received from our direct suppliers to conduct our good faith RCOI process;

•	We do not have a direct relationship with 3TG SoRs, nor do we perform direct audits of the other entities in our supply chain;
•	We have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to the Rule;

•	The information our suppliers provide us with is often incomplete and requires significant follow-up;

•	Most suppliers provided responses at a company or divisional level, and not at a product level specific to the materials and components we use in the subject products;

•	Certain suppliers were unable or unwilling to specify the SoRs used for materials and components supplied to us;

• •
Our ability to influence cooperation from certain suppliers was limited as we were multiple tiers away from the SoRs in the supply chain; and

The information gathered from our suppliers is not obtained on a continuous, real-time basis.

We conducted a supply-chain survey of 37 of our direct suppliers that we identified may contribute necessary Conflict Minerals to our products. The overall response rate to this survey was 86%.

Response analysis:

Out of the total responses received, 32 responses were defined as complete responses and 5 responses were incomplete or inconsistent.

Declaration scope:

Based on the responses that we received, most of our suppliers delivered declaration in company level as shown below:

Company level	69%
User-defined	12%
Products list	19%

As such, Magal was unable to identify the country of origin of the Conflict Minerals used in the Company’s products in 2020.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the Conflict Minerals in our products may include the SoRs listed in Exhibit A below. Based on our due diligence efforts, we do not have sufficient information to determine the countries of origin, or likely countries of origin, of the Conflict Minerals in our products or whether the Conflict Minerals in our products are from entirely recycled or scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

7.	Conclusion

Due to the breadth and scope of our product categories, the resulting complexity of our supply chain, and the human and financial resources available to us, we acknowledge that the process of successfully tracing all of the Conflict Minerals used in our manufactured or contracted to manufacture products to their country of origin will take additional time and resources. Moving forward, subject to the legal requirements and any changes to the Rule, we will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses.

Failure to obtain reliable information from any level of our supply chain could materially impact our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any. The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including future guidelines by the SEC, and the inability or unwillingness of participants in our supply chain to provide complete and accurate information requested, may affect our future determinations under the Rule.

8.	Continuous Improvement Efforts to Mitigate Risk

Subject to the requirements of the Rule, the Company expects to continue working with its global supply chain to improve responsible sourcing and compliance with applicable international regulations. As we continue to implement our due diligence program, we currently intend to take measures to continue to mitigate any possible risk that the necessary Conflict Minerals in our products could directly or indirectly fund or benefit armed groups in the DRC or adjoining countries.

Cautionary Statement about Forward-Looking Statements

Statements in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our Conflict Minerals program and our ability to identify and mitigate related risks in our supply chain. It is possible that the COVID-19 shut-down has also impacted the quality and number of supplier responses to our conflict minerals inquiries. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2020. We caution that undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Exhibit A

List of identified certified SoRs

Metal	Smelter or Refiner (SoR) Name	Smelter or Refiner (SoR) Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jinli Enterprice Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Nihon Superior Co., Ltd.	JAPAN
Gold	Nyrstar Clarksville	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Precious Metal Sales	UNITED STATES OF AMERICA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	Safina a.s.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sino-platinum Metals CO.,Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	SUNTAIN CO., LTD.	TAIWAN, PROVINCE OF CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tsai Brother Industries	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Wuzhong Group	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	PRG Dooel	NORTH MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA
Tin	5N Plus	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN, PROVINCE OF CHINA
Tin	American Iron and Metal	CANADA
Tin	Ampere Polska Sp. z o.o.	GERMANY
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Arco Alloys Corp.	UNITED STATES OF AMERICA
Tin	BALVER ZINN Josef Jost GmbH & Co. KG	GERMANY
Tin	Best Metais e Soldas SA	BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electroloy Metal Co. Ltd	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND
Tin	Furukawa Electric	JAPAN
Tin	Gebr. Kemper GmbH	GERMANY
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guangxi Non-ferrous Metals Group Co..ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	HighTech Components Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD	CHINA
Tin	KOBE STEEL, LTD.	JAPAN
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Minchali Metal Industry Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nathan Trotter & Co., Inc.	UNITED STATES OF AMERICA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nihon Superior Co., Ltd.	JAPAN
Tin	Ningbo Jintian Copper (Group) Co.,Ltd	CHINA

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Poongsan	KOREA, REPUBLIC OF
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rohm & Hass	UNITED STATES OF AMERICA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF
Tin	Senju Metal Industry Co., Ltd.	JAPAN
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shenmao Technology Inc.	TAIWAN, PROVINCE OF CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Spectro Alloys Corp	UNITED STATES OF AMERICA
Tin	Super Ligas	BRAZIL
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Tamura Corporation	JAPAN
Tin	Technic, Inc.	UNITED STATES OF AMERICA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	TIANSHUI LONG BO TECHNOLOGY CO.,LTD	CHINA
Tin	TIN PLATING GEJIU	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Ultracore Co., Ltd.	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Welley Solder Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Westfalenzinn	GERMANY
Tin	Westmetall GmbH & Co. KG	GERMANY
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	XiaMen YiQuan Precision Metal Co., Ltd	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	BESEEM MINING CO., LTD.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA

Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA

Exhibit B

Countries of Origin of the Conflict Minerals

Based on Magal's Conflict Minerals due diligence efforts, the SoRs listed above may process Conflict Minerals in one or more of the following countries of origin:

Gold	Tantalum	Tin	Tungsten
ANDORRA	AUSTRIA	BELGIUM	AUSTRIA
AUSTRALIA	BRAZIL	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRIA	CHINA	BRAZIL	CHINA
BELGIUM	ESTONIA	CANADA	GERMANY
BRAZIL	GERMANY	CHINA	JAPAN
CANADA	INDIA	GERMANY	KOREA, REPUBLIC OF
CHILE	JAPAN	INDIA	PHILIPPINES
CHINA	KAZAKHSTAN	INDONESIA	RUSSIAN FEDERATION
COLOMBIA	MEXICO	JAPAN	TAIWAN, PROVINCE OF CHINA
CZECHIA	NORTH MACEDONIA	KOREA, REPUBLIC OF	UNITED STATES OF AMERICA
FRANCE	RUSSIAN FEDERATION	MALAYSIA	VIET NAM
GERMANY	SOUTH AFRICA	MYANMAR
GHANA	THAILAND	PERU
INDIA	UNITED STATES OF AMERICA	PHILIPPINES
INDONESIA		POLAND
ITALY		RUSSIAN FEDERATION
JAPAN		RWANDA
KAZAKHSTAN		SPAIN
KOREA, REPUBLIC OF		TAIWAN, PROVINCE OF CHINA
KYRGYZSTAN		THAILAND
LITHUANIA		UNITED STATES OF AMERICA
MALAYSIA		VIET NAM
MAURITANIA
MEXICO
NETHERLANDS

NEW ZEALAND
NORWAY
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZAMBIA
ZIMBABWE